    As filed with the Securities and Exchange Commission on August 14, 1998

                                                  Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                               MAIL-WELL, INC.
             ----------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                 Delaware                          84-1250533
             (State or Other                     (IRS Employer
             Jurisdiction of                     Identification
     Incorporation or Organization)                  Number)

         23 Inverness Way East, Suite 160, Englewood, Colorado 80112
         -----------------------------------------------------------
                  (Address of Principal Executive Offices)

             MAIL-WELL, INC. 1997 NON-QUALIFIED STOCK OPTION PLAN

               MAIL-WELL, INC. 1998 INCENTIVE STOCK OPTION PLAN

      MAIL-WELL, INC. ALLIED ACQUISITION NON-QUALIFIED STOCK OPTION PLAN
      ------------------------------------------------------------------
                          (Full Title of the Plans)

            Roger Wertheimer                              COPIES TO:
             Mail-Well, Inc.                      Herbert H. Davis III, Esq.
    23 Inverness Way East, Suite 160             Rothgerber Johnson & Lyons LLP
        ENGLEWOOD, COLORADO 80112                 1200 17th Street, Suite 3000
(Name and Address of Agent for Service)              Denver, Colorado  80202
                                                        (303) 623-9000
             (303) 790-8023
 -------------------------------------
(Telephone Number of Agent for Service)


                       CALCULATION OF REGISTRATION FEE

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
                                    Proposed Maximum   Proposed Maximum     Amount of
Title of Securities   Amount to be   Offering Price       Aggregate        Registration
 to be Registered      Registered      Per Share        Offering Price         Fee

   Common Stock         3,074,800      $13.18(1)        $40,529,184(1)    $11,753.47(1)
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

     (1) Pursuant to Rule 457(c), (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the following: options for 1,184,400 shares at a weighted average exercise price of $8.65 a share under the 1997 Plan; options for 124,800 shares at an exercise price of $13.685 a share under the Allied Plan; and 1,765,600 shares at $16.185 a share, the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on August 11, 1998.

                             TABLE OF CONTENTS

                                                                     Page
PART II                                                              ----
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT . . . . . . . . . II-1
   Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE. . . . . . . . . II-1
   Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL . . . . . . . . . II-1
   Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS. . . . . . . . II-2
   Item 8.  EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . II-2
   Item 9.  UNDERTAKINGS . . . . . . . . . . . . . . . . . . . . . . II-3

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . II-5

EXHIBIT INDEX. . . . . . . . . . . . . . . . . . . . . . . . . . . . II-7

                                   PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, all of which were previously filed by Mail-Well, Inc. (the "Company") (File No. 0-26692) with the Commission pursuant to the Exchange Act, are hereby incorporated by reference:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (2) the Company's Quarterly Reports on Form 10-Q and Amendment No. 1 to Form 10-Q for the quarter ended March 31, 1998;

     (3) the Company's Current Reports on Form 8-K, dated January 22, 1998, February 17, 1998, March 13, 1998, May 28, 1998, and May 30, 1998, and
Amendment No. 1 to Form 8-K dated May 30, 1998; and

     (4) The description of the common stock of the Company, par value $0.01 (the "Company Stock"), contained in the Company's Registration Statement on Form 8-A, File No. 001-12551, filed by the Company under Section 12 of the Exchange Act.

     All documents subsequently filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Company Stock registered pursuant to this Form S-8 Registration Statement will be passed upon for the Company by the law firm of Rothgerber Johnson & Lyons LLP, One Tabor Center, Suite 3000, 1200 17th Street, Denver, Colorado 80202, which has served as special counsel to the Company in the preparation of the Form S-8 Registration Statement. No members of this law firm have a substantial interest in the Company or are employed on a contingent basis by the Company.

                                    -II-1-

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 7-109-101 et seq. of the Colorado Business Corporation Act empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstance, as well as providing for the elimination of personal liability of directors and officers of a Colorado corporation for monetary damages.

     Article V of the Articles of Incorporation of the Registrant reads as follows:

     "The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign Corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible."

     Article VI of the Articles of Incorporation of the Registrant reads as follows:

     "There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director's duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, C.R.S., or any transaction from which a director derived an improper personal benefit. Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification."

ITEM 8.  EXHIBITS

     The Company hereby undertakes that it will submit or has submitted any of the plans intended to be qualified under Section 401 of the Internal Revenue Code and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

     The following exhibits are attached to this registration statement:

                                    -II-2-

      4.1      Mail-Well, Inc. 1997 Non-Qualified Stock Option Plan
      4.2      Mail-Well, Inc. 1998 Incentive Stock Option Plan
      4.3      Mail-Well, Inc. Allied Acquisition Non-Qualified Stock Option
               Plan
      5        Opinion of Rothgerber Johnson & Lyons LLP
     23.1      Consent of Deloitte & Touche LLP
     23.2      Consent of Rothgerber Johnson & Lyons LLP (included in Exhibit 5 hereto)
     23.3      Consent of Rubin, Brown, Gornstein & Co. LLP
     24        Power of Attorney (included on signature page hereto)

ITEM 9.  UNDERTAKINGS

     (a)  RULE 415 OFFERING

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  FILING OF REGISTRATION STATEMENT ON FORM S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against

                                    -II-3-
such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                    -II-4-

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood and the State of Colorado, on this 13th day of August, 1998.


                                MAIL-WELL, INC.


                                By: /s/ Gerald F. Mahoney
                                    ------------------------------------------
                                    Gerald F. Mahoney, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                             POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul
V. Reilly and Roger Wertheimer and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or causes to be done by virtue hereof.

Signature                     Title                         Date
---------                     -----                         ----

/s/ Gerald F. Mahoney         Director, Chairman            August 13, 1998
-------------------------     of the Board and CEO
Gerald F. Mahoney


/s/ Paul V. Reilly            President, Chief              August 13, 1998
-------------------------     Operating Officer, Chief
Paul V. Reilly                Financial Officer, Director
                              (Principal Accounting and
                              Financial Officer)


/s/ Frank P. Diassi           Director                      August 13, 1998
-------------------------
Frank P. Diassi
                                    -II-5-

/s/ J. Bruce Duty                 Director           August 13, 1998
-------------------------
J. Bruce Duty


/s/ Frank J. Heverdejs            Director           August 13, 1998
-------------------------
Frank J. Heverdejs


/s/ Jerome W. Pickholz            Director           August 13, 1998
-------------------------
Jerome W. Pickholz





                                    -II-6-

                                 EXHIBIT INDEX


Exhibit No.               Description                                 Page No.
-----------               -----------                                 --------

 4.1      Mail-Well, Inc. 1997 Non-Qualified Stock Option Plan

 4.2      Mail-Well, Inc. 1998 Incentive Stock Option Plan

 4.3      Mail-Well, Inc. Allied Acquisition Non-Qualified Stock
          Option Plan

 5        Opinion of Rothgerber Johnson & Lyons LLP

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of Rothgerber Johnson & Lyons LLP (included in
          Exhibit 5 hereto)

23.3      Consent of Rubin, Brown, Gornstein & Co. LLP

24        Power of Attorney (included on signature page hereto)




                                    -II-7-